                                                                     Exhibit 4.2


                           FORM OF FLOATING RATE NOTE


                           [Form of Face of Security]


REGISTERED                                                            REGISTERED
- --------------------------------------------------------------------------------

                               BOSTON GAS COMPANY

No. FLRA-____             MEDIUM-TERM NOTE, SERIES ___            CUSIP ________
                                (Floating Rate)

[INSERT IF SECURITY IS TO BE RESET ANNUALLY -- If Securities which are reset annually are issued between a Regular Record Date and the related Interest Payment Date, such Securities will be considered issued at an original issue discount and, as a consequence, cash basis holders generally will be required to report interest in respect of the Securities on an accrual basis before the receipt of cash attributable thereto for Federal income tax purposes.]

[INSERT IF THE SECURITY IS TO BE A GLOBAL SECURITY -- This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Global Security is exchangeable for Notes registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

PRINCIPAL AMOUNT:

DENOMINATIONS:

DESIGNATED CMT TELERATE PAGE:

DESIGNATED CMT MATURITY
INDEX:

ISSUE DATE:                             STATED MATURITY OF SECURITY:

INTEREST RATE BASIS:                    COMPUTATION PERIOD:

INTEREST PAYMENT DATE(S):               REGULAR RECORD DATE(S):

INDEX MATURITY:                         SPREAD (PLUS OR MINUS):

INITIAL INTEREST RATE:                  SPREAD MULTIPLIER:

MAXIMUM INTEREST RATE:                  MINIMUM INTEREST RATE:

INTEREST PAYMENT PERIOD                 INTEREST PAYMENT MONTH(S):
(daily, monthly, quarterly,
semi-annually or annually):

INTEREST RESET PERIOD                   INTEREST RESET MONTH(S):
(daily, monthly, quarterly,
semi-annually or annually):

                                        INTEREST DETERMINATION DATE(S):

CALCULATION DATE:                       CALCULATION AGENT:

INTEREST RESET DATE(S):

REDEMPTION DATE(S):                     REDEMPTION PERCENTAGE(S):

                                        REDEMPTION PERCENTAGE(S)
                                        (OPTION OF HOLDER):

REDEMPTION DATE(S)
 (OPTION OF HOLDER):



NOTICE PERIOD:

                                    ORIGINAL ISSUE DISCOUNT SECURITY:*

                                        If applicable, the following will be
                                        completed solely for the purpose of
                                        applying the United States Federal
                                        income tax original issue discount
                                        ("OID") rules:

                                        TOTAL AMOUNT OF OID:

                                        YIELD TO MATURITY:

                                        INITIAL ACCRUAL PERIOD OID:

OTHER PROVISIONS:



   BOSTON GAS COMPANY, a corporation duly organized under the laws of The Commonwealth of Massachusetts (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [INSERT IF THE SECURITY IS TO BE A GLOBAL SECURITY -- CEDE & Co., as nominee for The Depository Trust Company] [______________________________________], or registered assigns, the principal amount specified above on the Stated Maturity specified above and to pay interest thereon, from and including the Issue Date specified above (the "Issue Date") or from and including the most recent Interest Payment Date to which interest on this Security (or any Predecessor Security) has been paid or duly provided for to, but excluding, the Interest Payment Date (as hereinafter defined) (or, if the Interest Reset Period specified above (the "Interest Reset Period") is daily or weekly, from and including the Issue Date or from and including the day following the most recent Regular Record Date with respect to which interest has been paid or duly provided for, as the case may be, to but excluding the day following the Regular Record Date immediately preceding such Interest Payment Date), at a rate per annum equal to the Initial Interest Rate specified above (the "Initial Interest Rate") until the first Interest Reset Date (as defined on the reverse hereof) following the Issue Date and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading "Determination of Commercial Paper Rate", "Determination of Prime Rate", "Determination of CD Rate", "Determination of Federal Funds Effective Rate", "Determination of LIBOR", "Determination of Treasury Rate", "Determination of CMT Rate", "Determination of 11th District Cost of Funds Rate" or "Determination of J.J. Kenny Rate" depending upon whether the Interest Rate Basis specified above is Commercial Paper Rate, Prime Rate, CD Rate, Federal Funds Effective Rate, LIBOR, Treasury Rate, CMT Rate, 11th District Cost of Funds Rate or J.J. Kenny Rate until the principal hereof is paid or duly made available for payment; provided, however, that the Company will make all such payments in respect of this Security in U.S. dollars in amounts determined as set forth on the reverse hereof. Such interest shall be payable by the Company monthly, quarterly, semi-annually or annually as specified above under "Interest Payment Period" and, unless otherwise specified above under "Interest Payment Date(s)", such interest shall be payable by the Company on the third Wednesday of the month or months specified above under "Interest Payment Month(s)" in each year (or if any such day is not a Market Day (as defined on the reverse hereof) with respect to this Security, on the next succeeding Market Day with respect to this Security or, if the Interest Rate Basis specified above is LIBOR and the next succeeding such Market Day falls in the next calendar month, the next preceding such Market Day) (each date so specified above or, if none is so specified, determined as herein provided, an "Interest Payment Date") and at Maturity. The interest so payable, and punctually paid or duly provided for, on any such Interest Payment Date will be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the fifteenth day (whether or not a Market Day) next preceding such Interest Payment Date, unless a different Regular Record Date is specified above (the "Regular Record Date"); provided, however, that interest payable at Maturity will be payable to the Person to whom principal shall be payable; and provided, further, that if the Issue Date is after a Regular Record Date and before the next succeeding Interest Payment Date the first payment of interest shall be payable on the second Interest Payment Date following the Issue Date to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date. Any such interest which is payable, but not so punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular

- ----------------

*  NOTE: This form of security does not cover zero-coupon Securities.

Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

   Payment of the principal of (and premium, if any) or interest on this Security will be made at the corporate trust office of the Trustee at 150 Royall Street, Canton, Massachusetts or at the office of the New York registrar and paying agent, BancBoston Trust Company of New York, 55 Broadway, New York, New York, or such other office or agency of the Company maintained by it for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of the principal of (and premium, if any) and interest on this Security due will be made in immediately available funds at such corporate trust office or such other office or agency if this Security is presented to the Paying Agent in time for the Paying Agent to make such payments in accordance with its normal procedures; [IF APPLICABLE INSERT -- and provided, further, that at the option of the Company payment of interest (other than interest payable at Maturity) may be made by check and mailed to the address of the Holder as such address shall appear in the Security Register.]

   Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

   Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by the manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal.

                                       BOSTON GAS COMPANY


[CORPORATE SEAL]                       By______________________________
                                         Name:
                                         Title:
Attest:


_________________________________

Dated:  __________________, 199_


     TRUSTEE'S
     CERTIFICATE OF
     AUTHENTICATION

This is one of the Securities
of the series designated
therein referred to in the
within-mentioned Indenture.

THE FIRST NATIONAL BANK OF BOSTON, as Trustee


By____________________________________
       Authorized Signatory

                         [Form of Reverse of Security]

   This Security is one of a duly authorized issue of securities of the Company (the "Securities") issued and to be issued in one or more series under the Indenture, dated as of December 1, 1989 (the "Indenture"), between the Company and THE FIRST NATIONAL BANK OF BOSTON, as successor Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited to an aggregate principal amount not to exceed $100,000,000 (or, if Securities of this series are to be Original Issue Discount Securities or with the amount payable in respect of principal of or any premium or interest to be determined by reference to the value, rate or price of one or more specified indices ("Indexed Securities"), such principal amount as shall result in an aggregate initial offering price of Securities equivalent to no more than $100,000,000), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities, which may be offered or sold either in the United States or outside the United States or both simultaneously. Except as otherwise may be stated on the face hereof, the Securities of this series are issuable only as registered Securities, without coupons, in denominations of $1,000 and integral multiples of $1,000. The Securities of this series may be issued from time to time in various principal amounts and may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, if any, and may otherwise vary. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

   The Securities are general, direct, unconditional and unsecured obligations of the Company.

   Accrued interest hereon shall be calculated by multiplying the principal amount specified on the fact hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards, if necessary, as described below) for each such day shall be computed by (i) dividing the interest rate (expressed as a decimal rounded upwards, if necessary, as described below) applicable to such day by 360, if the day count convention is "Actual/360", (ii) dividing the interest rate applicable to such day by the actual number of days in the year (365 or 366, as the case may be) if the day count convention is "Actual/Actual" or (iii) multiplying the interest rate for that day by the result of 30 divided by 360 and then dividing that number by the actual number of days in the month in which such day falls if the day count convention is "30/360". Except as otherwise provided herein, all percentages resulting from any calculation with respect to this Security will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544)
being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent.

   The rate of interest on this Security will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as specified on the face hereof under Interest Reset Period (each date upon which interest is so reset as provided below being hereinafter referred to as an "Interest Reset Date"), and the interest rate in effect on any day shall be (a) if such day is an Interest Reset Date, the interest rate for such Interest Reset Date or (b) if such day is not an Interest Reset Date the interest rate for the immediately preceding Interest Reset Date; provided, however, that (i) the interest rate in effect from the Issue Date of this Security (or one or more Predecessor Securities) to but excluding the first Interest Reset Date will be the Initial Interest Rate and
(ii) the interest rate in effect for the ten calendar days immediately prior to Maturity of this Security will be that in effect on the tenth calendar day preceding such Maturity. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof and in no event shall be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Unless otherwise specified on the face hereof and except as provided in the next succeeding sentence, the Interest Reset Date with respect to this Security will be, if the Interest Reset Period specified on the face hereof is daily, each Market Day (as defined below); if the Interest Reset Period specified on the face hereof is weekly (unless the Interest Rate Basis specified on the face hereof is the Treasury Rate), the Wednesday of each week; if the Interest Reset Period specified on the face hereof is weekly and the Interest Rate Basis specified on the face hereof is the Treasury Rate, except as otherwise provided below, the Tuesday of each week; if the Interest Reset Period specified on the face hereof is monthly (unless the Interest Rate Basis specified on the face hereof is the 11th District Cost of Funds Rate), the third Wednesday of each month; if the Interest Reset Period specified on the face hereof is monthly and the Interest Rate Basis specified on the face hereto is the 11th District Cost of Funds Rate, the first calendar day of each month; if the Interest Reset Period specified on the face hereof is quarterly, the third Wednesday of each March, June, September and December; if the Interest Reset Period specified on the face hereof is semi-annually, the third Wednesday of two months in each year specified under "Interest Reset Month(s)" on the face hereof; and if the Interest Reset Period specified on the face hereof is annually, the third Wednesday of the month in each year specified under "Interest Reset Month(s)" on the face hereof. If, pursuant to the preceding sentence, any Interest Reset Date would otherwise be a day that is not a Market Day with respect to this Security, the Interest Reset Date shall be the next succeeding day that is a Market Day with respect to this Security, except that if the Interest Rate Basis specified on the face hereof is LIBOR and the next succeeding Market Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest on this Security shall be the rate determined in accordance with the provisions of the applicable heading below.

   "Market Day" means (i) in the case of a rate of interest which is determined other than in accordance with the provisions of the heading "Determination of LIBOR" above, any day that is a Business Day in The City of New York and (ii) in the case of a rate of interest which is determined in accordance with the provisions of the heading "Determination of LIBOR" above, any Business Day in The City of New York on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

   Determination of Commercial Paper Rate. If the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, the interest rate with respect to this Security for any Interest Reset Date shall equal (a) the Money Market Yield (calculated as described below) of the rate on the second Market Day with respect to this Security immediately preceding such Interest Reset Date (the "Commercial Paper Interest Determination Date") for commercial paper having the Index Maturity specified on the face hereof, (i) as published in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication published by the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "Commercial Paper", or (ii) if such rate is not so published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then as published in "Composite Quotations for U.S. Government Securities", or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations"), under the heading "Commercial Paper", or (b) if such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, the Money Market Yield of the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the offered rates, as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determi nation Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than three such dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate shall be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

   "Money Market Yield" shall be a yield (expressed as a percentage rounded upwards, if necessary, to the next higher one-hundred thousandth of a percentage point), calculated in accordance with the following formula:

                                      D x 360
              Money Market Yield = -------------     X 100,
                                   360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

   Determination of Prime Rate. If the Interest Rate Basis specified on the face hereof is the Prime Rate, the interest rate with respect to this Security for any Interest Reset Date shall equal (a) the rate on the second Market Day with respect to this Security immediately preceding such Interest Reset Date (the "Prime Interest Determination Date") as published in H.15(519) under the heading "Bank Prime Loan"; (b) if such rate is not so published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page as such bank's prime rate or base lending rate as in effect for that Prime Interest Determination Date, (c) if fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for that Prime Interest Determination Date, the arithmetic mean, as calculated by the Calculation Agent, of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Interest Determination Date by at least two of three major money center banks in The City of New York selected by the Calculation Agent, and (d) if fewer than two quotations are provided, the announced prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication of the Spread Multiplier, if any, specified on the face hereof; provided, however, that if an appropriate number of such substitute banks or trust companies are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate in effect on such Prime Interest Determination Date.

   Determination of CD Rate. If the Interest Rate Basis specified on the face hereof is the CD Rate, the interest rate with respect to any Interest Reset Date shall equal (a) the rate on the second Market Day with respect to this Security immediately preceding such Interest Reset Date (the "CD Interest Determination Date") for negotiable certificates of deposit having the Index Maturity specified on the face hereof, (i) as published in H.15(519) under the heading "CDs (Secondary Market)", or (ii) if such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, then as published in Composite Quotations under the heading "Certificates of Deposit", or (b) if such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date the arithmetic mean, as calculated by the Calculation Agent, of the secondary market offered rates, as of 10:00 A.M., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of $5,000,000, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication of the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than three such dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such CD Interest Determination Date.

   Determination of Federal Funds Effective Rate. If the Interest Rate Basis specified on the face hereof is the Federal Funds Effective Rate, the interest rate with respect to this Security for any Interest Reset Date shall equal (a) the rate on the second Market Day with respect to this Security immediately preceding such Interest Reset Date (the "Federal Funds Interest Determination Date") for Federal Funds having the Index Maturity specified on the face hereof
(i) as published in H.15(519) under the heading "Federal Funds (Effective)" or
(ii) if such rate is not so published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, then as published in Composite Quotations under the heading "Federal Funds/ Effective Rate" or (b) if by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the rates, as of 11:00 A.M., New York City time, on such Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than three such brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Effective Rate will be the Federal Funds Effective Rate in effect on such Federal Funds Interest Determination Date.

   Determination of LIBOR. If the Interest Rate Basis specified on the face hereof is LIBOR, the interest rate with respect to this Security for any Interest Reset Date shall be determined by the Calculation Agent in accordance with the following provisions:

       (i) On the second London Business Day prior to such Interest Reset Date (a "LIBOR Interest Determination Date"), the Calculation Agent will determine LIBOR on the basis of (a) if LIBOR Telerate is specified on the face hereof, the offered rate for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appears on the Telerate Page 3750, as of 11:00 A.M., London time, on that LIBOR Interest Determination Date ("LIBOR Telerate"), or (b) if LIBOR Reuters is specified on the face hereof, the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately after that LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If neither LIBOR Telerate nor LIBOR Reuters is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified. If no rate appears on the Telerate Page 3750, or if fewer than two offered rates appear on the Reuters Screen LIBO Page, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

       (ii) If on any LIBOR Interest Determination Date LIBOR Telerate is specified on the face hereof and no rate appears on Telerate Page 3750, as specified in (i)(a) above, or if LIBOR Reuters is specified on the face hereof and fewer than two offered rates appear on the Reuters Screen LIBO Page, as specified in (i)(b) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the Index Maturity specified on the face hereof are offered at approximately 11:00 A.M., London time, on that LIBOR Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent ("Reference Banks") as prime banks in the London interbank market, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date and in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on that LIBOR Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks having the Index Maturity specified on the face hereof commencing on the second London Business Day following that LIBOR Interest Determination Date and in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be LIBOR determined on the immediately preceding LIBOR Interest Determination Date.

   Determination of Treasury Rate. If the Interest Rate Basis specified on the face hereof is the Treasury Rate, the interest rate with respect to this Security for any Interest Reset Date shall equal (a) the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "U.S. Government Securities - Auction Average (Investment)" on the Treasury Interest Determination Date (as defined below) or (b) if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as other wise announced by the United States Department of the Treasury or (c) in the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not published or reported as provided in (a) or (b) above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held in a particular week, the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than three such dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate shall be the Treasury Rate on such Treasury Interest Determination Date.

   The "Treasury Interest Determination Date" pertaining to an Interest Reset Date will be the day on which Treasury bills are auctioned for the week in which such Interest Reset Date falls. If as a result of a legal holiday, an auction is held on the preceding Friday, such Friday shall be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

   Determination of CMT Rate.    If the Interest Rate Basis specified on the
face hereof is the CMT Rate, the interest rate with respect to this Security for any Interest Reset Date shall equal the rate on the second Market Day with respect to this Security immediately preceding such Interest Reset Date (the "CMT Interest Determination Date") for treasury constant maturities having the Designated CMT Maturity Index (as defined below) specified on the face hereof, as displayed on the Designated CMT Telerate Page (as defined below) under the caption "Treasury Constant Maturities ... Federal Reserve Board Release H.15 ... Mondays Approximately 3:45 P.M.," under the column for such Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related CMT Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Interest

Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not available by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term of maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of all the offer prices so obtained and neither the highest nor lowest of such quotes will be eliminated, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate for such CMT Interest Determination Date will be the CMT Rate determined on the immediately preceding CMT Interest Determination Date.
If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

   "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified on the face hereof (or any other page that may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

   "Designated CMT Maturity Index" means the original period to maturity of the Treasury Notes (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof, with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

   Determination of 11th District Cost of Funds Rate. If the Interest Rate Basis specified on the face hereof is the 11th District Cost of Funds Rate, the interest rate with respect to this Security for any Interest Reset Date shall equal the rate on the last working day of the month of the Federal Home Loan Bank of San Francisco preceding the Interest Reset Date (the "11th District Cost of Funds Interest Determination Date") equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such 11th District Cost of Funds Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such 11th District Cost of Funds Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related 11th District Cost of Funds Interest Determination Date, the 11th District Cost of Funds Rate for such 11th District Cost of Funds Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions in the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank of San Francisco as such cost of funds for the calendar month immediately preceding such 11th District Cost of Funds Interest Determination Date. If the Federal Home Loan Bank of San Francisco fails to announce such rate on such 11th District Cost of Funds Interest Determination Date for the calendar month immediately preceding such 11th District Cost of Funds Interest Determination Date, the 11th District Cost of Funds Rate for such 11th District Cost of Funds Interest Determination Date will be the 11th District Cost of Funds Rate for the immediately preceding 11th District Cost of Funds Interest Determination Date. In each of the aforementioned cases, the 11th District Cost of Funds Rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof.

   Determination of J.J. Kenny Rate. If the Interest Rate Basis specified on the face hereof is the J.J. Kenny Rate, the interest rate with respect to this Security for any Interest Reset Date shall equal the rate on the second Market Day with respect to this Security immediately preceding such Interest Reset Date (the "J.J. Kenny Interest Determination Date") as published in the high grade weekly index (the "Weekly Index") on such J.J. Kenny Interest Determination Date made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index shall be based on a 30-day yield evaluations at par of bonds, the interest of which is exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five high grade component issuers selected by Kenny, which shall include, without limitation, issuers of general obligation bonds. The specific issuers to be included among the component issuers may be changed from time to time by Kenny at its discretion. The bonds on which the Weekly Index is based shall not include any bonds on which the Interest is subject to a minimum tax or similar tax under the Code unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (a) variable on a weekly basis, (b) exempt from Federal income taxation under the Code and (c) not subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such a successor indexing agent is not available, the rate for any J.J. Kenny Interest Determination Date will equal 67% of the rate calculated using the methodology set forth above under "Treasury Rate Notes". The Calculation Agent shall calculate the J.J. Kenny Rate in accordance with the foregoing. In each of the aforementioned cases, the J.J. Kenny Rate shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof.

   The "Calculation Date", where applicable, pertaining to an Interest Determination Date will be the first to occur of either (a) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the Business Day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date or Maturity Date (or the date of redemption or repayment). The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date. Unless otherwise specified on the face hereof, the Calculation Agent shall be the Trustee.

   If one or more Redemption Dates (or ranges of Redemption Dates) is specified on the face hereof, this Security is subject to redemption upon not less than 30 days' notice by mail, on any such date (or during any such range) as a whole, or from time to time in part, at the option of the Company, at a Redemption Price determined as provided in the next succeeding sentence, together with accrued interest to the Redemption Date; but interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holder hereof (or one or more Predecessor Securities) of record at the close of business on the Regular Record Dates referred to on the face hereof, all as provided in the Indenture. If applicable, the "Redemption Price" for any such redemption shall be the amount determined by multiplying the Redemption Percentage specified on the face hereof with respect to the relevant Redemption Date (or range of such dates) by the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed.

   If this Security is designated on the face hereof as an Original Issue Discount Security, the "Amortized Face Amount" shall be the amount equal to (a) the issue price of this Security (as defined below), plus (b) that portion of the difference between the issue price and the principal amount of this Security that has been amortized at the Stated Yield (as defined below) of this Security (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the principal amount of this Security due at the Stated Maturity hereof. As used in the previous sentence "issue price" means the principal amount due at the Stated Maturity hereof less the Total Amount of OID specified on the face hereof and the "Stated Yield" means the Yield to Maturity specified on the face hereof (or if not so specified, the yield to maturity compounded semi-annually and computed in accordance with generally accepted United States bond yield computation principles) for the period from the Issue Date to the Stated Maturity on the basis of the issue price and such principal amount.

   Notice of redemption having been given as aforesaid, this Security (or the portion of the principal amount hereof so to be redeemed) shall, on the Redemption Date, become due and payable at the Redemption Price herein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) shall cease to bear interest. In the case of any partial redemption at the election of the Company of Securities of this series, the Securities of a particular tenor to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities. In the event of any redemption of this Security in part only, a new Security or Securities of this series of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof, provided that such unredeemed portion shall not be less than the minimum denomination of this Security.

   If one or more Redemption Dates (Option of Holder) (or ranges of such dates) is specified on the face hereof, this Security is subject to redemption on any such date (or during any such range) or, if such date is not a Market Day, on the first Market Day following such date, as a whole or from time to time in part, at the election of the Holder hereof at a Redemption Price determined as provided in the fifth succeeding sentence together with accrued interest thereon to the Redemption Date, but interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holder hereof of record at the close of business on the Regular Record Date referred to on the face hereof, all as provided in the Indenture. Such election shall be effected by the Holder hereof delivering to the Company at the principal corporate trust office of the Trustee at 150 Royall Street, Canton, Massachusetts or at the office of the New York registrar and paying agent, BancBoston Trust Company of New York, 55 Broadway, New York, New York not less than 30 nor more than 60 days prior to the date on which this Security is to be redeemed, or during such other Notice Period specified on the face hereof, a notice requesting such redemption in the form described below and specifying the date upon which this Security is to be redeemed. Any notice given by a Holder pursuant to this paragraph shall consist of either (i) this Security with the form entitled "Option to Elect Redemption" set forth of the end of this Security duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder hereof, the principal amount of this Security, the principal amount of this Security to be redeemed, the certificate number or a description of the terms of this Security, a statement that the option to elect redemption is being exercised thereby and a guarantee that this Security, together with the duly completed form entitled "Option to Elect Redemption" below, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter shall only be effective if this Security and form duly completed are received by the Trustee by such fifth Business Day. Exercise of the redemption option by the Holder hereof will be irrevocable. If applicable, the "Redemption Price" for any such redemption shall be the amount determined by multiplying the Redemption Percentage (Option of Holder), specified on the face hereof with respect to the relevant Redemption Date (Option of Holder) (or range of such dates) specified on the date hereof by the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed, together with the interest accrued thereon to the Redemption Date; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed.

   The Indenture contains provisions for defeasance and covenant defeasance at any time of the entire indebtedness on this Security upon compliance by the Company with certain conditions set forth therein.

   If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series (or, in the case of Original Issue Discount Securities, the Amortized Face Amount thereof) may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of the interest, if any, on the Securities of this series shall terminate.

   The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

   No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate herein prescribed.

   As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

   As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. In the event of any redemption at the election of the Company, the Trustee shall not be required to (i) issue, register the transfer of or exchange Securities of this series during a period beginning at the opening of business 15 days before any selection of Securities of this series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, or (ii) register the transfer of or exchange any Security, or portion thereof, called for redemption, except the unredeemed portion of any Security being redeemed in part. Following the exercise of any redemption option by the Holder hereof, the Trustee shall not be required to issue, register the transfer of or exchange that portion of this Security with respect to which such option has been exercised.

   No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   The Notes of this series may be issued in the form of one or more Global Securities to The Depository Trust Company as depositary for the Global Securities of this series (the "Depositary") or its nominee and registered in the name of the Depositary or such nominee. If the face of this Security contains a legend indicating that this Security is a Global Security so registered, the transfer and exchange hereof is subject to the additional limitations set forth in such legend.

   Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

   All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                               __________________

                                 ABBREVIATIONS

   The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

   TEN COM  - as tenants in common

   TEN ENT  - as tenants by the entireties

   JT TEN   - as joint tenants with right of survivorship
                and not as tenants in common

   UNIF GIFT MIN ACT - ______________ Custodian ________________
                      (Custodian)          (Minor)

   Under Uniform Gifts to Minors Act (___________)
                                    (State)

Additional abbreviations may also be used though not in the above list.

                               __________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


- --------------------------------------------------------------------------------
     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:


- --------------------------------------------------------------------------------
    (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
                                   ASSIGNEE)


- --------------------------------------------------------------------------------



- --------------------------------------------------------------------------------

the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________________________________________________

attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:________________     X___________________________________________________
                           NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

                           OPTION TO ELECT REDEMPTION

       The undersigned hereby irrevocably requests and instructs [INSERT NAME OF COMPANY] to redeem the within Security (or portion thereof specified below) pursuant to its terms at the Redemption Price, to the undersigned at


________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF THE
                                  UNDERSIGNED)

________________________________________________________________________________


________________________________________________________________________________



       If less than the entire principal amount of the within Security is to be redeemed, specify the portion thereof which the Holder elects to have redeemed:

________________________________________________________________________________
________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the Holder for the portion of the within Security not being redeemed (in the absence of any such specification, one such Security will be issued for the portion not being redeemed):

________________________________________________________________________________
____________________.


Dated:___________________            X_______________________________

________________________________________________________________________________
                                     NOTICE: This signature on this Option to Elect Redemption must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.